Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the annual Report of DAG Media, Inc. on Form 10-KSB,as amended by Amendment No. 1 and Amendment No. 2 to the Form 10-KSB, for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Inbar Evron-Yogev, Chief Financial Officer of DAG Media, Inc., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes Oxley Act, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the DAG Media, Inc.

/s/ Inbar Evron-Yogev *

Inbar Evron-Yogev, Chief Financial Officer
(principal financial and accounting officer)

May 5, 2006

*  A signed original of this written statement required by Section 906 has been provided to us and will be retained by us and furnished to the Securities and Exchange Commission or its staff upon request.